Exhibit 10.1

FORM OF AMENDMENT NO. 1 TO THE

SECURITIES PURCHASE AGREEMENT

                , 2016

EnteroMedics Inc., a Delaware corporation (the “Company”), and the undersigned investor (the “Investor”), together with certain other Investors listed on the Schedule of Buyers attached thereto (individually, a “Buyer” and collectively, the “Buyers”), are parties to that certain Securities Purchase Agreement dated November 4, 2015 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. Effective as of the time the Required Holders shall have entered into an amendment to the Original Agreement in the form of this Amendment No. 1 with the Company (other than with respect to the identity of such Buyer and any provisions with respect to legal fees reimbursement) (such other agreements, the “Other Amendment Agreements” and together with this Amendment No. 1, the “Amendment Agreements”), the parties, intending to be legally bound, hereby amend the Original Agreement as follows:

1.	Amendment to Recitals. The amount “$12,500,000” in Recital E of the Original Agreement is hereby amended and restated as “$6,250,000”. Recital F of the Original Agreement is hereby re-designated as Recital G and new Recital F shown below shall be inserted after Recital E in the Original Agreement:

“F. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, at the Fourth Closing (as defined below): (i) a Note in the aggregate original principal amount set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall not exceed $6,250,000)(each, a “Fourth Note”, and collectively, the “Fourth Notes”)(as converted, collectively, the “Fourth Conversion Shares”) and (ii) a Warrant to initially acquire up to that aggregate number of additional shares of Common Stock set forth opposite such Buyer’s name in column (6) on the Schedule of Warrants (the “Fourth Warrants”) (as exercised, collectively, the “Fourth Warrant Shares”).”

2.	Amendment to Section 1(a). The following shall be inserted as Section 1(a)(iv) in the Original Agreement:

“(iv) Fourth Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(d) and 7(d) below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company on the Fourth Closing Date (as defined below) a Fourth Note in the original principal amount as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers along with Fourth Warrants to initially acquire up to that aggregate number of Fourth Warrant Shares as is set forth opposite such Buyer’s name in column (6) on the Schedule of Warrants (the “Fourth Closing”).

3.	Amendment to Section 1(b)(iii). Section 1(b)(iii) of the Original Agreement is hereby amended and restated as follows:

“(iii) Third Closing. The date and time of the Third Closing (the “Third Closing Date,”) shall be on or before                     , 2016 at 10:00 a.m., New York time, subject to the satisfaction or waiver of the conditions to the Third Closing set forth in Section 6(c) and Section 7(c) below (or such other date as is mutually agreed to by the Company and each Buyer), as evidenced by a written notice by the Company to each Buyer as of the Third Closing Date (or by such Buyer to the Company, if the Company fails to timely deliver such notice) (as applicable, the “Third Closing Notice”). For the avoidance of doubt, (x) the Company shall not be entitled to effect a Third Closing if the Stockholder Approval Date has not occurred or if on the Third Closing Date there is an Equity Conditions Failure (as defined in the First Notes) (unless such Equity Conditions Failure has been waived in writing by the Buyers) and (y) if some, but not all, of the Buyers waive an applicable Equity Conditions Failure or other condition to the Third Closing, the Third Closing shall occur solely with respect to such waiving Buyers.”

4.	Amendment to Section 1(b). The following shall be inserted as Section 1(b)(iv) in the Original Agreement:

“(iv) Fourth Closing. The date and time of the Fourth Closing (the “Fourth Closing Date,” and together with the First Closing Date, the Second Closing Date, and the Third Closing Date, each, a “Closing Date”) shall be on the sixtieth (60th) calendar day after the Third Closing Date (or, if such date is not a Trading Day, the immediately succeeding Trading Day), subject to the satisfaction or waiver of the conditions to the Fourth Closing set forth in Section 6(d) and Section 7(d) below (or such other date as is mutually agreed to by the Company and each Buyer), as evidenced by a written notice by the Company to each Buyer at least three (3) Business Days prior to such Fourth Closing Date (or by such Buyer to the Company, if the Company fails to timely deliver such notice) (as applicable, the “Fourth Closing Notice”). For the avoidance of doubt, (x) the Company shall not be entitled to effect a Fourth Closing if on the Fourth Closing Date there is an Equity Conditions Failure (as defined in the First Notes) (unless such Equity Conditions Failure has been waived in writing by the Buyers) and (y) if some, but not all, of the Buyers waive an applicable Equity Conditions Failure or other condition to the Fourth Closing, the Fourth Closing shall occur solely with respect to such waiving Buyers. If the Fourth Closing has not occurred on or prior to August 15, 2016, no Fourth Closing shall occur hereunder.”

5.	Amendment to Section 1(c)(iii). Section 1(c)(iii) of the Original Agreement is hereby amended and restated as follows:

“(iii) Third Purchase Price. The aggregate purchase price for the Third Notes and the Third Warrants to be purchased by each Buyer at the Third Closing (the “Third Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (8) on the Schedule of Buyers.”

6.	Amendment to Section 1(c). The following shall be inserted as Section 1(c)(iv) in the Original Agreement:

“(iv) Fourth Purchase Price. The aggregate purchase price for the Fourth Notes and the Fourth Warrants to be purchased by each Buyer at the Fourth Closing (the “Fourth Purchase Price”, and together with the First Purchase Price, the Second Purchase Price, and the Fourth Purchase Price, the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (9) on the Schedule of Buyers.”

7.	Amendment to Section 1(d). The following shall be inserted as Section 1(d)(iv) in the Original Agreement:

“(iv) On the Fourth Closing Date, (A) each Buyer shall pay its respective Fourth Purchase Price (less, in the case of CVI, the amounts withheld pursuant to Section 4(j)) to the Company for the Fourth Notes and the Fourth Warrants to be issued and sold to such Buyer at the Fourth Closing, by wire transfer of immediately available funds in accordance with the Fourth Flow of Funds Letter (as defined below) and (B) the Company shall deliver to each Buyer (x) a Fourth Note in the aggregate original principal amount as is set forth opposite such Buyer’s name in column (9) of the Schedule of Buyers, and (y) a Fourth Warrant pursuant to which such Buyer shall have the right to initially acquire up to such aggregate number of Fourth Warrant Shares as is set forth opposite such Buyer’s name in column (6) of the Schedule of Warrants, in each case, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.”

8.	Amendment to Section 4(l)(i). Section 4(l)(i) of the Original Agreement is hereby amended and restated as follows:

“(i) Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, issue a press release (the “First Press Release”) reasonably acceptable to the Buyers disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or before 9:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of Notes and the form of the Warrants) (including all attachments, the “First 8-K Filing”). From and after the filing of the First 8-K Filing (but prior to the delivery of a Second Closing Notice to the Buyers), the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. On or before 9:30 a.m., New York time, on the first (1st) Business Day after the date the Company delivers a Second Closing Notice to the Buyers, the Company shall either issue an additional press release (the “Second Press Release”) or file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act (the “Second 8-K Filing”). From and after the filing of the Second Press Release or Second 8-K Filing, as applicable, (but prior to the delivery of a Third Closing Notice to the Buyers) the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. On or before 9:30 a.m., New York time, on the first (1st) Business Day after the date the Company delivers a Third Closing Notice to the Buyers, the Company shall either issue an additional press release (the “Third Press Release”) or file a Current Report on Form 8 K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act (the “Third 8-K Filing”). From and after the filing of the Third Press Release or Third 8-K Filing, as applicable, (but prior to the delivery of a Fourth Closing Notice to the Buyers) the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. On or before 9:30 a.m., New York time, on the first (1st) Business Day after the date the Company delivers a Fourth Closing Notice to the Buyers, the Company shall either issue an additional press release (the “Fourth Press Release”, and together with the First Press Release, the Second Press Release and the Third Press Release, the “Press Releases”) or file a Current Report on Form 8 K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act (the “Fourth 8-K Filing”, and together with the First 8-K Filing, the Second 8-K Filing, and the Third 8-K Filing the “8-K Filings”). From and after the filing of the Fourth Press Release or Fourth 8-K Filing, as applicable, the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of each of the 8-K Filings (or Press Releases, as applicable), the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate.”

9.	Amendment to Section 6. The following shall be inserted as Section 6(d) in the Original Agreement:

“(d) The obligation of the Company hereunder to issue and sell the Fourth Notes and the related Fourth Warrants to each Buyer at the Fourth Closing is subject to the satisfaction, at or before the Fourth Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section

4(j)) for the Fourth Note and the related Fourth Warrants being purchased by such Buyer at the Fourth Closing by wire transfer of immediately available funds in accordance with the Fourth Flow of Funds Letter.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Fourth Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Fourth Closing Date.

(iv) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any.

(v) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(vi) The Stockholder Approval Date shall have occurred.”

10.	Amendment to Section 7. The following shall be inserted as Section 7(d) in the Original Agreement:

“(d) The obligation of each Buyer hereunder to purchase its Fourth Note and its related Fourth Warrants at the Fourth Closing is subject to the satisfaction, at or before the Fourth Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents and the Company shall have duly executed and delivered to such Buyer Fourth Note (in such original principal amount as is set forth across from such Buyer’s name in column (6) of the Schedule of Buyers) together with the related Fourth Warrants (initially for such aggregate number of Fourth Warrant Shares as is set forth across from such Buyer’s name in column (6) of the Schedule of Warrants) being purchased by such Buyer at the Fourth Closing pursuant to this Agreement.

(ii) Such Buyer shall have received the opinion of Dorsey & Whitney LLP, the Company’s counsel, dated as of the Fourth Closing Date, in the form acceptable to such Buyer.

(iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Fourth Closing Date.

(v) The Company shall have delivered to such Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within ten (10) days of the Fourth Closing Date.

(vi) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Delaware Secretary of State within ten (10) days of the Fourth Closing Date.

(vii) The Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and dated as of the Fourth Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the Fourth Closing.

(viii) The representations and warranties of the Company shall be true and correct in all material respects (other than representations and warranties qualified by Material Adverse Effect or materiality, which shall be true and correct in all respects) as of the date when made and as of the Fourth Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Fourth Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Fourth Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.

(ix) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding on the Third Closing Date immediately prior to the Fourth Closing.

(x) The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Fourth Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened (except as disclosed in the SEC Documents prior to the date hereof), as of the Fourth Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

(xi) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any.

(xii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(xiii) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(xiv) The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the Conversion Shares and the Warrant Shares.

(xv) Within two (2) Business Days prior to the Fourth Closing, the Company shall have delivered or caused to be delivered to each Buyer certified copies of requests for copies of information on Form UCC-11, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Buyers, shall not show any such Liens.

(xvi) Such Buyer shall have received a letter on the letterhead of the Company, duly executed by the Chief Financial Officer or Controller of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company (the “Fourth Flow of Funds Letter”).

(xvii) From the date hereof to the Fourth Closing Date, (i) trading in the Common Stock shall not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Fourth Closing), and, (ii) at any time prior to the Fourth Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Buyer, makes it impracticable or inadvisable to purchase the Securities at the Fourth Closing

(xviii) The Registration Statement shall be effective and available for the issuance and sale of the Securities hereunder and the Company shall have delivered to such Buyer the Prospectus and the Prospectus Supplement as required thereunder.

(xix) The Second and Third Closing Date shall have occurred.

(xx) The Stockholder Approval Date shall have occurred.

(xxi) No Equity Conditions Failure (as defined in the First Notes) exists.

(xxii) The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.”

11.	Amendment to Section 9(e). The following clause is inserted after the final parentheses at the end of the final sentence of Section 9(e).

“, or, if on or prior to the Fourth Closing Date, with respect to any waiver or amendment related to the Fourth Closing)”

12.	Amendment to Schedules. The Schedule of Buyers and the Schedule of Warrants are hereby amended and restated as set forth in Appendix A hereto.

13.	Entire Agreement; Amendment; Severability. This Amendment No. 1 together with the Original Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment No. 1; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement, and the reference to “time of execution of this Agreement” set forth in Section 13(a) shall continue to refer to the time of execution of the Original Agreement.

14.

Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of Amendment No.1 shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Amendment No.1 and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AMENDMENT NO.1, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

15.	Counterparts. This Amendment No.1 may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

16.	Waiver of Equity Conditions Failure. The Investor hereby waives its right not to participate in the Third Closing due to any Equity Condition Failure in effect as of the date of such Closing described on Schedule 16 attached hereto.

17.	Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Buyer with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated by the Original Agreement, as amended (each a “Settlement Document”), is or will be more favorable to such Buyer than those of the Investor and this Amendment Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Amendment Agreement shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Amendment Agreement shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor. The provisions of this Section 17 shall apply similarly and equally to each Settlement Document.

18.

Independent Nature of Buyers’ Obligations and Rights. The obligations of the Investor under this Amendment Agreement and the other Buyers under any Other Amendment Agreement are several and not joint with the obligations of any other Buyer, and the Investor shall not be responsible in any way for the performance of the obligations of any other Buyer under any Other Amendment Agreement. Nothing contained herein or in any Other Amendment Agreement, and no action taken by the Investor pursuant hereto or any other Buyer pursuant to thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by this Amendment Agreement or any Other Amendment Agreement and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment Agreement and any Other Amendment Agreement. The Company acknowledges and the Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

19.	Fees and Expenses. The Company shall reimburse counsel to the lead Buyer under the Original Agreement for its legal fees and expenses in connection with the preparation and negotiation of this Amendment Agreement and transactions contemplated thereby, by paying on or prior to the fifth (5th) Business Day immediately following the date hereof any such amount to Kelley Drye & Warren LLP (the “Counsel Expense”) by wire transfer of immediately available funds in accordance with the written instructions of Kelley Drye & Warren LLP delivered to the Company in an amount not to exceed $5,000. The Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Amendment Agreement are consummated. Except as otherwise set forth above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the transactions contemplated hereby, if any.

[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Amendment No.1 to be duly executed as of the date first written above.

COMPANY:

ENTEROMEDICS INC.

By:
Name: Title:

[Signature Page to Amendment No. 1 to the Stock Purchase Agreement]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to Amendment No.1 to be duly executed as of the date first written above.

INVESTOR:

By:
Name: Title:

[Signature Page to Amendment No. 1 to the Stock Purchase Agreement]

APPENDIX A

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)
Buyer	Address and Facsimile Number	Original Principal Amount of First Notes	Original Principal Amount of Second Notes	Original Principal Amount of Third and Fourth Notes	First Purchase Price	Second Purchase Price	Third Purchase Price	Fourth Purchase Price	Legal Representative’s Address and Facsimile Number

TOTAL

SCHEDULE OF WARRANTS1

(1)	(2)	(3)	(4)	(5)	(6)
Buyer	Address and Facsimile Number	Aggregate Number of First Warrant Shares	Aggregate Number of Second Warrant Shares	Aggregate Number of Third Warrant Shares	Aggregate Number of Fourth Warrant Shares

TOTAL

[1]	The share amounts in this table have been adjusted to reflect the 1-for-15 reverse stock split of the Company’s outstanding common stock that became effective after trading on January 6, 2016.